UNITED STATES	OMB APPROVAL
SECURITIES AND EXCHANGE COMMISSION	OMB Number: 3235-0060
Washington, D.C. 20549	Expires: March 31, 2006
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CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  April 24, 2009

TRIMAS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-10716	38-2687639
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

39400 Woodward Avenue, Suite 130, Bloomfield Hills, Michigan		48304
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code  (248) 631-5400

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

In connection with Risk Metrics Group’s (“RMG”) recommendation “FOR” the re-election of Messrs. Daniel P. Tredwell and Samuel Valenti III to the TriMas Corporation (“Corporation”) Board of Directors at the Corporation’s Annual Shareholders’ Meeting scheduled for May 7, 2009, the Corporation is filing this Form 8-K to clarify Mr. Valenti’s status as an independent member of the Corporation’s Board.

As stated in the Corporation’s Definitive Proxy Statement on Form 14A filed on April 1, 2009, the Corporation’s Board determined Mr. Valenti, the Corporation’s Chairman, to be an independent director on November 6, 2008. Mr. Valenti has remained independent at all times since such determination. In concluding that Mr. Valenti was independent from management in accordance with the NYSE listing standards and the Corporation’s Corporate Governance Guidelines, the Board determined that he did not have any direct or indirect material relationships with the Corporation. The Board considered that Mr. Valenti had terminated his active role in Heartland Industrial Partners (“Heartland”), a major shareholder of the Corporation, effective November 1, 2005 and did not have any continuing involvement in Heartland operations or policy since such date. With the passage of more than three years since Mr. Valenti’s termination of his affiliation with Heartland, the Corporation no longer designated Mr. Valenti as affiliated from November 6, 2008.

In assessing Mr. Valenti’s independence, the Board also considered that Mr. Valenti had only received remuneration from the Corporation in his capacity as Chairman of the Board.  For the period November 2, 2005 through November 6, 2008, the Board appointed Mr. Valenti as Executive Chairman, a non-employee title intended solely to connote the import of his role. To eliminate any misperception that Mr. Valenti was employed by the Corporation, the Board changed Mr. Valenti’s title to Chairman effective November 6, 2008. At no time during the last five years has the Corporation either employed Mr. Valenti or compensated him as an employee.  In his capacity as Chairman (and formerly as Executive Chairman), the Corporation has remunerated Mr. Valenti solely as disclosed by the Corporation in its annual filings with the SEC. Due to Mr. Valenti’s role and responsibilities as Chairman, his annual retainer is greater than the remuneration provided to any other member of the Board. However, unlike other independent Board members, Mr. Valenti does not receive meeting fees and, aside from a 2005 stock option grant, has not received equity grants which other independent Board members have received.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMAS CORPORATION

Date:	April 24, 2009	By:	/s/ Joshua A. Sherbin
		Name:	Joshua A. Sherbin
		Title:	Vice President, General Counsel and Secretary